UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

July 19, 2012

NORTHROP GRUMMAN CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-16411	No. 80-0640649
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2980 Fairview Park Drive, Falls Church, Virginia 22042

www.northropgrumman.com

(Address of principal executive offices and internet site)

(703) 280-2900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	3
Item 8.01 Other Events	3
Item 9.01 Financial Statements and Exhibits	4
SIGNATURE	5
INDEX TO EXHIBITS	6

EXHIBIT 99.1

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)(e) On July 23, 2012, Northrop Grumman Corporation (the “Company”) announced that James E. Pitts, Corporate Vice President and President, Northrop Grumman Electronic Systems, will retire from his position effective December 31, 2012. The Compensation Committee of the Board of Directors of the Company approved a modification to Mr. Pitts’ RPSR grant agreements to provide for the continued vesting of restricted performance stock rights (“RPSRs”) after his retirement from the Company through the remainder of the performance period as set forth in the terms of the RPSR grant agreements.

The Company announced that Gary W. Ervin, Corporate Vice President and President, Northrop Grumman Aerospace Systems, will retire from his position effective December 31, 2012. He will remain with the Company in a non-executive officer position to assist with the transition until his retirement from the Company effective February 28, 2013.

The Board of Directors elected Linda A. Mills, currently the Corporate Vice President and President, Information Systems, as the Corporate Vice President, Operations, effective January 1, 2013.

The Company and Mr. Ervin entered into a Retirement and Separation Agreement dated July 23, 2012. Under the terms of the Agreement, Mr. Ervin will remain with the Company from January 1, 2013 until his retirement effective February 28, 2013 to assist with the transition to the new sector leadership. For this period, Mr. Ervin will receive his base salary and a transition project and special incentive bonus in the amount of $2.5 million. This bonus, in recognition of his contributions to the Company and for his service during this period, is in lieu of any bonus otherwise payable for services performed during 2013 or any grant that would otherwise be issued in 2013 pursuant to the Company’s long term incentive plan or other equity arrangement. The Agreement provides that Mr. Ervin will continue to vest in his outstanding RPSRs through the remainder of the performance period as set forth in the terms of the RPSR grant agreements. Mr. Ervin will forfeit his unvested restricted stock rights (“RSRs”) that were granted in 2011 and 2012, but will receive a cash payment equal to the value of the forfeited 2011 and 2012 RSR awards based on the Company’s closing stock price on July 13, 2012, with such payment to be made at the end of the vesting period, within ten days of February 15, 2015. These payments and the other benefits provided are subject to the terms and conditions of the Agreement which include a release and a three-year non-compete and non-solicitation provision.

The foregoing discussion of terms and conditions of the Agreement is qualified by reference to the full text of the Agreement, which the Company expects to file as an exhibit to the Company’s Form 10-Q for the period ended June 30, 2012.

The Company also announced successors and newly elected officers, as set forth in Item 8.01 immediately below.

Item 8.01 Other Events.

In addition to the management changes described above, the Board of Directors elected the following employees to new officer positions:

Mark A. Caylor, Corporate Vice President and President, Enterprise Shared Services, effective January 1, 2013

Gloria A. Flach, Corporate Vice President and President, Electronic Systems, effective January 1, 2013

Christopher T. Jones, Corporate Vice President and President, Technical Services, effective January 1, 2013

Prabu Natarajan, Corporate Vice President and Treasurer, effective January 1, 2013

David T. Perry, Corporate Vice President and Chief Global Business Development Officer, effective July 23, 2012

Thomas E. Vice, Corporate Vice President and President, Aerospace Systems, effective January 1, 2013

Kathy J. Warden, Corporate Vice President and President, Information Systems, effective January 1, 2013

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

A copy of the press release announcing these actions is furnished as Exhibit 99.1 to this Form 8-K and incorporated by reference.

Exhibit No.	Description

Exhibit 99.1	Press Release (“Northrop Grumman Announces New Leadership Appointments”), dated July 23, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHROP GRUMMAN CORPORATION (Registrant)

By:	/s/ Jennifer C. McGarey
Jennifer C. McGarey
Corporate Vice President and Secretary

Date: July 23, 2012

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press Release (“Northrop Grumman Announces New Leadership Appointments”), dated July 23, 2012.

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